UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2016

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On October 24, 2016, Buckeye Partners, L.P. (the “Partnership”) entered into a share purchase agreement (the “SPA”) with VIP Terminals Finance B.V. (the “Seller”) to acquire 50% of the outstanding share capital of VIP Terminals Holding B.V., which owns all of the outstanding share capital of VTTI B.V. (“VTTI”), for cash consideration of $1.15 billion (the “VTTI Acquisition”).  VTTI will be indirectly jointly owned with Vitol B.V. and Vitol Investment Partnership Limited.  In connection with the closing of the VTTI Acquisition, the Partnership and the Seller will also enter into a shareholders’ agreement that will govern the parties’ respective rights with respect to the governance and operation of VTTI and its subsidiaries.

VTTI is based in the Netherlands and is an independent provider of storage and terminaling services for refined products, liquid petroleum gas and crude oil. VTTI has investments in joint ventures and wholly owned subsidiaries throughout the world and indirectly holds an approximate 46% limited partner interest, a 2% general partner interest and all of the incentive distribution rights in VTTI Energy Partners LP, a publicly traded master limited partnership.

The purchase price for the VTTI Acquisition is subject to customary adjustments at closing, including for certain distributions and other payments made by VTTI and its subsidiaries to the Seller and its affiliates from December 31, 2015 through the closing of the VTTI Acquisition.  The VTTI Acquisition is expected to close in early January 2017, subject to the receipt of certain regulatory approvals, including the expiration of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (‘‘HSR’’).

The disclosure contained in this Item 1.01 does not purport to be a complete description of the SPA and is qualified in its entirety by reference to the SPA, which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 1.01.

The SPA has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or to modify or supplement any factual disclosures about the Partnership, the Seller or any of the Seller’s subsidiaries, including VTTI Energy Partners LP, in their public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The SPA includes representations, warranties and covenants of the parties thereto made solely for purposes of the SPA and solely for the benefit of the parties to the SPA, and which may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the SPA. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the SPA or any of their respective subsidiaries or affiliates. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the SEC filings of the parties or may have been used for purposes of allocating risk among the parties to the SPA rather than establishing matters as facts.

Item 2.02  Results of Operations and Financial Condition.

On October 24, 2016, the Partnership issued a press release announcing its 2016 third quarter financial results.  The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 7.01 Regulation FD Disclosure.

On October 24, 2016, the Partnership issued a press release announcing the VTTI Acquisition and an investor presentation related to the VTTI Acquisition, a copy of which is being furnished herewith as Exhibit 99.2 and Exhibit 99.3, respectively.

The information provided in this Item 7.01 (including Exhibit 99.2 and Exhibit 99.3) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of October 24, 2016, by and between VIP Terminals Finance B.V. and Buckeye Partners, L.P.*
99.1	Earnings Press Release, issued October 24, 2016
99.2	Acquisition Press Release, issued October 24, 2016
99.3	Investor Presentation issued by Buckeye Partners, L.P. dated October 24, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ TODD J. RUSSO
Todd J. Russo
Senior Vice President, General Counsel and Secretary

Dated: October 24, 2016

Exhibit Index

Exhibit Number	Description
2.1	Share Purchase Agreement, dated as of October 24, 2016, by and between VIP Terminals Finance B.V. and Buckeye Partners, L.P.*
99.1	Earnings Press Release
99.2	Acquisition Press Release, issued October 24, 2016
99.3	Investor Presentation issued by Buckeye Partners, L.P. dated October 24, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.